TRANSAMERICA 1801 CALIFORNIA STREET, SUITE 5200 DENVER, COLORADO 80202
To vote by Internet
	1)	Read the Proxy Statement and have the proxy card below at hand.
	2)	Go to website www.proxyvote.com or scan the QR Barcode above
	3)	Follow the instructions provided on the website.
To vote by Telephone
	1)	Read the Proxy Statement and have the proxy card below at hand.
	2)	Call 1-800-690-6903
	3)	Follow the instructions.
To vote by Mail
	1)	Read the Proxy Statement.
	2)	Check the appropriate box on the proxy card below.
	3)	Sign and date the proxy card.
	4)	Return the proxy card in the envelope provided.
Vote at the Virtual Special Meeting
To attend and vote at the virtual meeting, please register at https://viewproxy.com/Transamerica/broadridgevsm/

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D88715-S49566 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THE BOARD RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.
	For	Against	Abstain

    1.  To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets of Transamerica High Quality Bond by Transamerica Short-Term Bond, in exchange for shares of Transamerica Short-Term Bond to be distributed to the shareholders of Transamerica High Quality Bond and the assumption of all of the liabilities of Transamerica High Quality Bond by Transamerica Short-Term Bond; and (ii) the subsequent liquidation of Transamerica High Quality Bond.

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2. To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

Authorized Signatures –– This section must be completed for your vote to be counted. –– Sign and Date Below

    Note:  Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each shareholder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders of Transamerica Funds Scheduled To Be Held Virtually

on October 10, 2022.

The Proxy Statement and Proxy Card for this Special Meeting are available at:

https://www.proxyvote.com

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D88716-S49566

TRANSAMERICA FUNDS

PROXY CARD FOR A SPECIAL MEETING OF SHAREHOLDERS

SCHEDULED TO BE HELD VIRTUALLY ON OCTOBER 10, 2022

The undersigned hereby appoint(s) Marijn P. Smit and Dennis P. Gallagher, or any of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of Transamerica High Quality Bond, as directed on the reverse side of this form. The undersigned is/are entitled to provide instructions at the Special Meeting of Shareholders of Transamerica Funds scheduled to be held as a virtual shareholder meeting on October 10, 2022, at 10:00 a.m. (Mountain time), and at any adjournments or postponements thereof.

THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF TRANSAMERICA HIGH QUALITY BOND. This proxy card will be voted as instructed. If no specification is made, the proxy card will be voted “FOR” Proposal 1.

PLEASE COMPLETE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.